As filed with the Securities and Exchange Commission on May __, 1998.
                                          Registration Statement No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------


                      CHAMPION COMMUNICATION SERVICES, INC.
                           (Exact name of Registrant)

           Delaware                                    76-0448005
    (State of incorporation)                        (I.R.S. Employer
                                                   Identification No.)
                               Albert F. Richmond
                Chairman of the Board and Chief Executive Officer
                         1610 Woodstead Court, Suite 330
                           The Woodlands, Texas 77380
                                 (281) 364-1603
                               Fax: (281) 250-8104

(Address and telephone number of Registrant's executive offices and name, address and telephone number of agent for service)

                                    Copy to:
                                 J. Rowland Cook
                 Jenkens & Gilchrist, A Professional Corporation
                         600 Congress Avenue, Suite 2200
                               Austin, Texas 78701
                                 (512) 499-3800
                               Fax: (512) 404-3520

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

            ---------------------------------------------------------

                       CALCULATION OF REGISTRATION FEE

===============================================================================================================================

                  Title of Each Class                      Amount to be        Proposed          Proposed          Amount of
             of Securities to be Registered                 Registered         Maximum            Maximum      Registration Fee
                                                                            Offering Price       Aggregate
                                                                              Per Share       Offering Price
-------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share, issuable upon         769,850         $ 3.49(1)         $ 2,686,776         $885.00
exercise of outstanding warrants
================================================================================================================================

     (1) The Common Stock registered herein is issuable upon the exercise of outstanding transferable Warrants, currently exercisable at a price per share of CND $5.00 (or US $3.49 at current Wall Street Journal exchange rates). Although the Company proposes to reduce the exercise price of the Warrants relative to this Offering to a price not yet determined, the filing fee has been computed at a price per share of U.S. $3.49.

     The Registrant  hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further  amendment  which  specifically  states  that  this  Registration
Statement shall  thereafter  become effective in accordance with Section 8(a) of the  Securities  Act of 1933 or until  this  Registration  Statement  shall have become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.
================================================================================


                    SUBJECT TO COMPLETION, DATED MAY __, 1998
                                   PROSPECTUS


                                     [LOGO]


                      Champion Communication Services, Inc.
                                 769,850 Shares
                                  Common Stock

     Champion Communication Services, Inc. (the "Company" or "Champion") is offering 769,850 shares of Common Stock to holders of its outstanding Common Share Purchase Warrants (the "Warrants") issuable upon exercise of the Warrants (the "Offering"). Each Warrant provides for the purchase of one share of Common Stock upon proper and timely exercise. The Warrants are exercisable until their expiration at 5:00 p.m. Toronto Time on June 30, 1998, at a price of CND $5.00 per share. The Company has determined that during the Offering period, the Company will allow Warrantholders to exercise the Warrants at a reduced exercise price of CDN $____ per share (or US $___________ per share assuming the Wall Street Journal currency exchange rate as of the date of this Prospectus) (the "Reduced Exercise Price"). In addition, the Offering period has been extended to commence upon the date of this Prospectus, and to terminate at 5 p.m. Toronto Time on ________________, 1998. The Company's Common Stock is traded in Canada on The Canadian Dealing Network under the symbol CHPN, and in the United States on the OTC Bulletin Board under the symbol CCMS. To the Company's knowledge, there is no established public trading market for the Warrants.

                              --------------------


                 The Common Stock offered hereby involves a high
                       degree of risk. See "Risk Factors"
                              beginning on page 5.

                              --------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                          ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

========================================================================================================================

                                                                    Underwriting
                                        Price to                   Discounts and                    Proceeds to
                                         Public                     Commissions                     Company(1)
------------------------------------------------------------------------------------------------------------------------
Per Share....................       $                             $        -0-                   $
------------------------------------------------------------------------------------------------------------------------
Total(2).....................       $                             $        -0-                   $
========================================================================================================================

(1) Before deducting expenses of this offering payable by the Company, estimated at $_____________.


                              --------------------

                  The date of this Prospectus is May ___, 1998.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports can be inspected and copied at the Commission's public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Offices at 801 Cherry St., Suite 1900, Fort Worth, Texas 76102. Copies of such materials are available at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers such as the Company, that file electronically with the Commission. The address of this Web site is http.//www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the
"Securities Act") with respect to the Common Stock offered hereby. This Prospectus, filed as a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits to the Registration Statement. For further information with respect to the Company and the Common Stock, please see the Registration Statement and exhibits thereto, which may be inspected at the Commission's office without charge, or copies of which may be obtained from the Commission upon payment of the prescribed fees, or which may be obtained through the Commission's Web site.
Statements made in the Prospectus regarding the contents of any contract, agreement or document are not necessarily complete and potential investors should reference the copy of such document filed as an exhibit to the Registration Statement.

     The Company provides its stockholders with its annual report containing audited financial statements. The Company will provide without charge to each person who receives a copy of this Prospectus, upon written request of such person, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information requested unless the exhibits themselves are specifically incorporated by reference). Such requests should be directed to: Champion Communication Services, Inc., Attn: Mary F. Garner, 1610 Woodstead Court, Suite 330, The Woodlands, Texas 77380, (281) 362-0144.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

     (2) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998;

     (3) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997;

     (4) the description of the Common Stock set forth in the Registration Statement on Form 10-SB, filed with the Commission on December 13, 1996, including any amendment or report filed for the purpose of updating such description; and

     (5) all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering of the Shares, from the date of filing of such documents.

     Any statement  contained in a previously  filed  document  incorporated  by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any accompanying Prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   The Company

     The Company provides high-powered CR and trunked SMR dispatch services in the United States, currently serving approximately 6,000 customers utilizing 30,000 subscriber units (either radio or base stations) in 22 states in the United States. The Company's customers are principally businesses and government agencies located in both metropolitan and rural geographic areas.

     Dispatch  services  are  offered  on the  450-512  MHz and  800 MHz  bands.
Operators of these dispatch services are regulated as PMRS providers (i.e., private carriers) or as CMRS providers (i.e., common carriers). A repeater is operated either without an FCC license because the customer is individually licensed to operate a conventional channel or it is operated with a license held by the operator for either trunked or conventional operations. A repeater that is operated as a PMRS is subject to more relaxed regulatory requirements than a CMRS provider, such as cellular and certain SMR or ESMR licensees.

     The Company primarily offers its dispatch services in the 450-512 MHz bands. It also operates a limited amount of conventional and trunked dispatch services in the 800 MHz band. The Company is concentrating its business in the 450-512 MHz band because it believes that it can exploit economies of scale by providing extensive coverage, obtaining equipment at favorable prices and charging low rates. However, there can be no assurance that this strategy will be effective. In both the 450-512 MHz and 800 MHz bands, the Company operates CRs without a license for individually licensed customers and it operates CRs and SMRs with its own FCC license. All the Company's private carrier and SMR licenses are PMRS licenses and thus are subject to less stringent regulatory requirements than CMRS licenses.

     The Company has determined that UHF trunking is its primary goal for business operations in its targeted metropolitan areas. The pursuit of this primary goal would transform the Company's operations from principally a community repeater business to a trunked technology business in selected major metropolitan areas, eliminating single site repeaters and capitalizing upon the ability to trunk numerous repeaters into a consolidated system with many channels offering wide geographic coverage.

     In the past the Company has utilized independent dealers for sales and service activites. In the future, the Company will play a greater part in the management of its assets and customers by establishing Company- owned sales and supporting services in the targeted markets. The Company has purchased, and is negotiating purchases of dealerships in these markets to fulfill this goal.

     Management has observed that over the last decade all spectrum has increased in value, precipitated by a fixed supply and increasing utilization. In the process of securing a limited number of licenses for its own use, management of the Company discovered that it was highly successful at identifying and acquiring exclusive licenses after obtaining requisite FCC consent. The process is technical and lengthy. As a result of the Company's successes during 1996 and 1997 in securing exclusive licenses, the Company was able to obtain FCC consent and sell a number of the licenses for in excess of $3,500,000. Based on this experience, management recognizes the value of spectrum and will seek to expand the Company's role as a primary spectrum merchant both for its own benefit to construct and load users, and for sales to third parties.

     The Company is a Delaware corporation. Its principal place of business is 1610 Woodstead Court, Suite 330, The Woodlands, Texas 77380. The Company's telephone number is (281) 362-0144.

                                  RISK FACTORS

     This Prospectus includes "forward looking statements" within the meaning of
     Section 27A of the  Securities  Act of 1933,  as amended  (the  "Securities
     Act") and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act."). All statements other than statements of historical information provided herein are forward looking and may contain information about financial results, economic conditions, trends and known uncertainties. The Company cautions the reader that actual results could differ materially from those expected by the Company, depending on the outcome of certain factors, including those factors discussed in this section. Specifically, there can be no assurance that the Company will be able to become profitable, compete effectively, sell its licensed systems at a profit, increase its utilization on its 450 - 512 MHz band systems, retain its key personnel or take any or all of the other actions described or referred to in the Prospectus. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date herein. The Company undertakes no obligation to release to investors the result of any revisions to these forward looking statements which may be made to reflect events or circumstances after the date herein, including, without limitation, changes in the Company's business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

Lack of Accumulated Earnings; Uncertainty as to Future Profitability

     The Company has a limited operating history and has achieved profitability only in the quarter ended March 31, 1997, when it reported net income of approximately $2.3 million and in the quartr ended December 31, 1997, when it reported net income of $6,000. A significant portion of the income reported for the quarter ended March 31, 1997 was derived from the Company's March 1997 sale of non-core spectrum, generating $3.6 million in revenues. At December 31, 1997, the Company had an accumulated earnings deficit of approximately $200,000. For the Company to become profitable, it will be necessary to continue to be successful in the sale of spectrum, and to achieve profitability in the operation of its dispatch service operations. There can be no assurance that the Company will be profitable in the future, or that an investor in the Common Stock will not sustain a loss in the investment.

New Technologies

     The market for the Company's services is characterized by rapid technological advances, changes in customer requirements and new service introductions and enhancements. The Company's growth and future financial performance will depend, in part, on its ability to enhance existing services, develop new services that meet technological advances and provide its services at competitive prices. There can be no assurance that the Company will be successful in these endeavors. The inability of the Company to respond in a timely manner to technological advances could have a material adverse effect on the Company's business.

Competition

     The  Company  experiences   significant  competition  from  other  dispatch
operators in the 450-512 MHz, 800 MHz and 900 MHz bands, as well as from providers of cellular phone services. The Company also could face additional competition from other wireless communications providers, such as PCS operators, 220 MHz operators and paging operators in the 450-512 MHz and 900 MHz bands. Many of these providers have significantly greater resources than the Company. There can be no assurance that the Company will be able to compete successfully in the dispatch services industry in the future.

     Furthermore, the availability of new technologies to ESMR network operators will allow some dispatch operators to offer enhanced dispatch services, including PSN interconnect and features such as seamless wide area coverage and data transmission. The Company believes these services may be more expensive than the services the Company provides, and therefore may not create a significant competitive threat. However, there can be no assurance that this will be the case or that competition from ESMR service providers, including their ability to lower prices due to improved technologies, will not have a materially adverse effect on the Company's business.

Dependence On Key Personnel

     The Company believes its success depends, in large part, upon the continued services of key management personnel, including Albert F. Richmond and David A. Terman. The Company has purchased key-employee life insurance policies in the amount of $1 million on each of Messrs. Richmond and Terman. The Company does not have employment agreements with either of these employees. The loss of either of these individuals could have a material adverse effect on the Company.

Control by Officers and Directors

     As of December 31, 1997, the executive officers and directors of the Company owned approximately 63% of the issued and outstanding shares of the Company's Common Stock. As a result of such ownership, such officers and directors have the power effectively to control the Company, including the election of directors, the determination of matters requiring stockholder approval and other matters relating to corporate governance.

Reliance on Key Suppliers

     The Company relies on Motorola, Inc. ("Motorola") and Kenwood Communication Corporation ("Kenwood") as its primary equipment suppliers and on Motorola as its primary source of antenna sites. A change or termination of the Company's arrangements with either or both of these companies could have a material adverse effect on the Company's business.

Absence of Dividends

     The Company has never declared or paid any dividends on the Common Stock and does not anticipate that it will pay any dividends in the foreseeable future.

Impact of Regulatory Issues

     The Company's dispatch business is a distinct segment of the wireless communication industry. The wireless communications industry is subject to FCC regulation. The FCC does not currently regulate prices for PMRS providers, such as the Company. There can be no assurance, however, that the prices charged by the Company for its services will not become subject to regulation.

     Additionally, pending FCC rule and policy changes, including those relating to "refarming" (i.e., the ongoing FCC proceeding to rewrite the rules governing licensing and operation in the 450-512 MHz band where the Company's business is concentrated), regulatory classification, SMR and other dispatch service provider regulation, new spectrum allocation and radio towers may not be adopted, or may be adopted in a different form than the current proposed version. Any regulatory changes could have a material adverse effect on the Company.

Inability to Obtain Licenses

     For some of its 450-512 MHz and 800 MHz band operations, the Company's customers hold the necessary FCC licenses; for some operations, the Company holds the requisite licenses. Each of these licenses is subject to the licensee operating in compliance with applicable FCC rules and is subject to renewal. Failure to obtain license renewals by either the Company or its customers would have a material adverse effect on the Company. There can be no assurance that the Company's customers will maintain their licenses or that the FCC will renew the Company's or its customers' licenses.

     Furthermore, the Company's strategy includes acquiring co-channel licenses from third parties to allow trunking in the 450-512 MHz band and to prepare for the sale of the Company's 800 MHz band systems. There can be no assurance that the Company will be able to obtain such assignments from other users or that the FCC will approve these transactions. Failure to obtain the necessary assignments from other users or to obtain FCC approvals for these assignments of licenses would have a material adverse effect on the Company.

Provisions Affecting Control

     Several provisions of the Company's Certificate of Incorporation and Bylaws may have the effect of delaying, deferring or preventing a change in control. The Board of Directors, without further action of the stockholders, has the authority to issue up to 1,000,000 shares of the Company's preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, and to issue over 13,000,000 additional shares of Common Stock.

     The issuance of preferred stock or additional shares of Common Stock could adversely affect the voting power of purchasers of Common Stock in this Offering and could have the effect of delaying, deferring or preventing a change in control of the Company.

                                USE OF PROCEEDS

     The estimated net proceeds to the Company of the Offering, after deducting expenses, will be a maximum of approximately $_________________ (assuming an exercise price for the Warrants during the Offering of $_____________ and further assuming that all Warrants are exercised during the Offering and assuming Wall Street Journal currency exchange rates as of the date of this Prospectus). The Company expects to apply these proceeds as working capital and for general corporate purposes.

                        DETERMINATION OF OFFERING PRICE

     The Reduced Exercise Price for the Warrants was determined by the Company's Board of Directors based on a decision to seek to generate cash for working capital and general corporate purposes, and based on the recent trading prices for the Company's Common Stock on The Canadian Dealing Network in Toronto and the OTC Bulletin Board.

                              PLAN OF DISTRIBUTION

     The Company is offering 769,850 shares of Common Stock directly to the holders of the Warrants upon exercise thereof. No underwriters have been engaged by the Company in connection with the Offering. However, the Company may arrange for brokers, dealers or agents to participate, in consideration of commissions payable by the Company (or, if any such broker, dealer or agent acts as agent for the Warrantholder, payable by such Warrantholder) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Any broker, dealer or agent participating in the distribution of shares of Common Stock in connection with exercises of the Warrants pursuant to the Offering may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions or discounts paid to any such broker, dealer or agent my be deemed to be underwriting commissions or discounts under the Securities Act.

     Holders of the Warrants may exercise the Warrants by sending their warrant certificate, a completed and executed subscription form and a certified check or money order for CDN $_______ or US $_______ per share, to be received at the following address no later than 5:00 p.m. Toronto Time, on _____________, 1998:

                         Equity Transfer Services Inc.
                         120 Adelaide St. West
                         Suite 800
                         Toronto, Ontario M5H 3V1
                         Attention: Richard Banowski


                                  LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Jenkens & Gilchrist, A Professional Corporation, Austin, Texas.


                                     EXPERTS


     The financial statements of Champion Communication Services, Inc. as of December 31, 1997 and 1996, and for each of the years in the two year period ended December 31, 1997, have been incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants incorporated by reference, and upon the authority of such firm as experts in accounting and auditing.

=============================================
=============================================
                                                            769,850 Shares
     No dealer, salesman, or other person has
been authorized to give any information or to
make  any  representations  other than  those
contained in this Prospectus and, if given or
made,  such  information  or  representations
must  not  be  relied  upon  as  having  been
authorized  by  the  Company  or the  Selling
Shareholders.   This   Prospectus   does  not
constitute an offer to sell or a solicitation                   Champion
of an offer to buy  any securities other than                Communication
the Shares nor does it constitute an offer or                Services, Inc.
solicitation by anyone in any jurisdiction in
which such  offer or  solicitation  would  be
unlawful  or  to any  person  to  whom it  is
unlawful to make  such offer or solicitation.
Neither the delivery  of this  Prospectus nor
any offer or sale made  hereunder at any time
shall  imply  that   information   herein  is
correct as of any time subsequent to the date hereof.
                                                              Common Stock

                ---------------






                TABLE OF CONTENTS
                                                             --------------
Available Information..................... 3
Incorporation of Certain Documents                             PROSPECTUS
   by Reference .......................... 3
The Company .............................. 4                 --------------
Risk Factors ............................. 5
Use of Proceeds .......................... 7
Determination of Offering Price .......... 7
Plan of Distribution ..................... 7
Legal Matters ............................ 7
Experts .................................. 7

                                                             May ___, 1998

============================================
============================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

     The estimated expenses in connection with the issuance and distribution of the securities being registered, all of which will be borne by the Company, are set forth in the following itemized table:

         SEC Registration Fee....................................   $     885.00
         Transfer Agent's Fees...................................
         Blue Sky Fees and Expenses..............................
         Accounting Fees.........................................
         Legal Fees..............................................
         Miscellaneous...........................................
                                                                    ------------

                  Total..........................................   $
                                                                    ============

Item 15. Indemnification of Directors and Officers

     The Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware General Corporation Law, the Company will indemnify any officer or director who is, was, or is threatened to be made a party to a proceeding because he or she (1) is or was a director or officer or (2) while a director or officer, at the Company's request, was serving as a director, officer, partner, venturer, proprietor, trustee, employee or agent of another entity.

     The Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breaches of fiduciary duties, except for liability (1) for any breach of the duty of loyalty to the Company or its stockholders; (2) for acts or omissions not in good faith or in knowing violation of the law; (3) under Section 174 of the Delaware General Corporate Law, which provides for liability for unlawful dividends and unlawful stock purchases or redemptions; or
(4) for any transaction from which the director received an improper personal benefit.

     The Company has entered into indemnification agreements with each of Albert
F. Richmond, David A. Terman, Mary F. Garner, Pamela R. Cooper, Peter F. Dicks and Randel R. Young. Each agreement provides for indemnification to the fullest extent permitted by law against claims in connection with service as an officer or director, or service as an officer, director, employee, trustee, agent or fiduciary of another entity at the Company's request.

Item 16. Exhibits.

     4.1 Specimen share certificate (incorporated by reference to the Company's Registration Statement No. 0-29032 on Form 10-SB filed on December 13,
          1996)

     4.3 Warrant Indenture dated September 25, 1996 between the Company and Equity Transfer Services Inc.

     4.4 Supplemental Indenture dated March ___, 1998 between the Company and Equity Transfer Services Inc.

     4.5  Form of warrant certificate (contained in Exhibit 4.4)

     5 Opinion of Jenkens & Gilchrist, A Professional Corporation, regarding legality

     23(a)Consent of Jenkens & Gilchrist, A Professional Corporation (contained in its opinion filed as Exhibit 5)

     23(b)Consent  of  KPMG  Peat  Marwick  LLP  (contained  in  Part II of this
          Registration Statement)

     24   Power of Attorney (included on the signature pages hereof)

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

               (1) To file during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                    (i) Include any prospectus  required by section  10(a)(3) of the Securities Act;

                    (ii) Reflect in the  prospectus  any facts or events  which, individually or together, represent a fundamental change in the information in the registration statement; and

                    (iii) Include any additional or changed material information on the plan of distribution.

               (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statementof the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3)  To  file  a   post-effective   amendment   to  remove   from
          registration any of the securities that remain unsold at the end of the Offering.

               (4) (i) For purposes of determining any liability under the Securities Act of 1933, to treat the information omitted in the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act as part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining liability under the Securities Act of 1933, to treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering of those securities.

               (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Amended Certificate of Incorporation and Bylaws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on May 15, 1998.

                                  CHAMPION COMMUNICATION SERVICES, INC.


                                  By:  /s/ Albert F. Richmond
                                       -----------------------------------------
                                             Albert F. Richmond,
                                  Chairman of the Board, Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Albert F. Richmond, his true and lawful attorneys-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that all that said attorneys-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below in multiple counterparts with the effect of one original by the following persons in the capacities and on the dates indicated.


              Signature                               Title                                 Date


/s/ Albert R. Richmond
___________________________                Chairman of the Board                   May 15, 1998
         Albert R. Richmond                Chief Executive Officer and Director
                                           (Principal Executive Officer)

/s/ David A. Terman
______________________________               President and Director                May 15, 1998
           David A. Terman

/s/ Pamela R. Cooper
______________________________             Chief Financial Officer, Controller     May 15, 1998
          Pamela R. Cooper                           and Treasurer
                                    (Principal Financial and Accounting Officer)

/s/ Peter F. Dicks
______________________________                      Director                       May 15, 1998
           Peter F. Dicks

/s/ Randel R. Young
______________________________                      Director                       May 15, 1998
           Randel R. Young


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the use of our report dated February 20, 1998, related the financial statements of Champion Communication Services, Inc. as of December 31, 1997 and 1996 and for each of the years in the two-year period ended December 31, 1997, incorporated by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                           KPMG PEAT MARWICK LLP



Houston, Texas

May 15, 1998